Exhibit 99.1

EQT Reports Third Quarter 2017 Earnings

PITTSBURGH--(BUSINESS WIRE)--October 26, 2017--EQT Corporation (NYSE: EQT) today announced third quarter 2017 results.

Highlights:

  Production sales volume was 5% higher than third quarter 2016
  Average realized price was 26% higher than third quarter 2016
  Received FERC Certificate for Mountain Valley Pipeline
Financial Results	Three Months Ended
	September 30,
($ millions, except EPS)	2017	2016	Difference
Net Income/(Loss) Attributable to EQT	$23.3	$(8.0)	$31.3
Adjusted Net Income/(Loss) Attributable to EQT (a non-GAAP measure)	$20.8	$(47.9)	$68.7
Diluted Earnings Per Share (EPS)	$0.13	$(0.05)	$0.18
Adjusted Earnings Per Diluted Share (EPS) (a non-GAAP measure)	$0.12	$(0.28)	$0.40
Net Cash Provided by Operating Activities	$402.4	$274.3	$128.1
Adjusted Operating Cash Flow Attributable to EQT(a non-GAAP measure)	$205.9	$166.5	$39.4

Earnings and cash flow were higher primarily as a result of increases in commodity prices and sales volume. Net income and adjusted net income attributable to EQT for the three months ended September 30, 2017, were favorably impacted by a decrease in the estimated effective annual income tax rate and discrete items together totaling $29.7 million that resulted in an income tax benefit for the quarter.

The Non-GAAP Disclosures section of this news release provides reconciliations of non-GAAP financial measures to the most comparable GAAP financial measure, as well as important disclosures regarding certain projected non-GAAP financial measures.

RESULTS BY BUSINESS
EQT PRODUCTION
Financial Results	Three Months Ended
	September 30,
($ millions, except average realized price)	2017	2016	Difference

Sales volume (Bcfe)	205.1	196.1	9.0

Operating income / (loss)	$12.1	$(15.5)	$27.6
Adjusted operating income / (loss) (a non-GAAP measure)	(9.7)	(82.1)	72.4

Operating revenue	$597.7	$508.1	$89.6
Adjusted operating revenue (a non-GAAP measure)	566.8	430.7	136.1

Average realized price ($/Mcfe)	$2.76	$2.20	$0.56

Pipeline and net marketing services	$9.1	$10.8	$(1.7)

Operating expenses	$585.6	$523.6	$62.0

The increase in operating income in the quarter was primarily due to a higher average realized price and increased sales volumes of produced natural gas and NGLs, partly offset by increased operating expenses and lower gains on derivatives not designated as hedges.

The increase in the average realized price for the quarter was primarily due to an improvement in the average natural gas differential of $0.36 per Mcf, higher liquids prices, and an increase in the average NYMEX natural gas price net of cash settled derivatives.

Operating expenses for the quarter were $62.0 million higher than the same period last year. Transmission expense increased $38.3 million, gathering expense increased $13.7 million, processing expense increased $10.8 million, and depreciation, depletion and amortization expense (DD&A) increased $3.3 million, consistent with increased activity and access to premium markets. Selling, general and administrative expense (SG&A) was $4.5 million lower due to a decrease in a legal reserve.

The Company drilled (spud) 35 gross wells in the third quarter 2017, including 29 Marcellus wells, with an average expected length-of-pay of 7,500 feet; and 6 Upper Devonian wells, with an average expected length-of-pay of 7,000 feet. The Company turned-in-line 49 wells during the third quarter 2017, including 32 Marcellus wells, and 16 Upper Devonian wells.

EQT GATHERING
Financial Results	Three Months Ended
	September 30,
($ millions)	2017	2016	Difference

Operating income	$85.8	$72.5	$13.3

Operating revenue	$116.5	$99.1	$17.4
Firm reservation fee revenues	$104.8	$83.6	$21.2

Operating expenses	$30.7	$26.6	$4.1

EQT Gathering revenues increased primarily driven by production development in the Marcellus Shale. Firm reservation fee revenues increased primarily as a result of third parties and affiliates contracting for additional firm gathering capacity.

Operating expenses increased primarily as a result of higher depreciation and amortization expense of $2.3 million, due to additional assets placed in-service including those associated with the Range Resources Header Pipeline project and a Northern West Virginia Marcellus gathering system expansion project, and higher personnel costs.

EQT TRANSMISSION
Financial Results	Three Months Ended
	September 30,
($ millions)	2017	2016	Difference

Operating income	$59.7	$53.7	$6.0

Operating revenue	$90.7	$77.6	$13.1
Firm reservation fee revenues	$84.4	$59.6	$24.8

Operating expenses	$31.0	$23.9	$7.1

EQT Transmission revenues increased primarily driven by production development in the Marcellus Shale. Firm reservation fee revenues increased primarily due to affiliates contracting for firm capacity on the Ohio Valley Connector (OVC).

Operating expenses were $7.1 million higher than last year driven primarily by increased depreciation and amortization expense of $5.3 million and higher operating and maintenance expense of $1.9 million resulting from the OVC project placed in-service in the fourth quarter of 2016.

OTHER BUSINESS

Acquisition of Rice Energy Update

On June 19, 2017, EQT announced that it entered into a definitive agreement to acquire Rice Energy Inc. (Rice). Completion of the transaction is subject to the approval of both EQT and Rice shareholders, as well as certain other customary closing conditions. The special meetings of EQT and Rice shareholders are scheduled to be held for these purposes on November 9, 2017.

Notes Issuance

On October 4, 2017, the Company completed the public offering of Senior Notes and Floating Rate Notes totaling $3.0 billion. The Company expects to use the net proceeds from the sale of the notes to fund a portion of the cash consideration for the Rice acquisition, to pay expenses related to the Rice acquisition and related transactions, to redeem or repay certain Company indebtedness due in 2018 and for other general corporate purposes.

Mountain Valley Pipeline

On October 13, 2017, the Federal Energy Regulatory Commission issued the Certificate of Public Convenience and Necessity for the Mountain Valley Pipeline (MVP) project. The Certificate follows more than three years of project planning, development, and review. Mountain Valley Pipeline, LLC (MVP JV) expects to receive the remaining permits and approvals in the fourth quarter this year, with construction to commence soon after. MVP JV has secured a total of 2 Bcf per day of firm capacity commitments at 20-year terms and continues to target a late 2018 in-service date.

EQT Midstream Partners, LP (NYSE: EQM) / EQT GP Holdings, LP (NYSE: EQGP)

On October 24, 2017, EQM announced a cash distribution to its unitholders of $0.98 per unit for the third quarter. EQGP also announced a cash distribution to its unitholders of $0.228 per unit for the third quarter 2017.

The third quarter 2017 financial results for EQM and EQGP were released today and provide operational results, as well as updates on significant midstream projects under development by EQM. This news release is available at www.eqtmidstreampartners.com.

Calculation of Net Income Attributable to Noncontrolling Interest

The results of EQGP and EQM are consolidated in EQT’s results. For the third quarter 2017, EQT’s results reflected earnings of $82.1 million, or $0.47 per diluted share, attributable to the publicly held partnership interests in EQGP and EQM.

Three Months Ended
(thousands)	September 30, 2017
EQM net income	$142,938
Less: General Partner interest (including incentive distribution rights)	40,130
Limited Partner interest in net income	$102,808

EQM LP units
Publicly owned (73.4%)	$75,463
EQGP owned (26.6%)	27,345
Limited Partner interest in net income	$102,808

EQGP net income
EQM LP unit ownership	$27,345
EQM GP unit ownership (including incentive distribution rights)	40,130
EQGP incremental expenses	(531)
Limited Partner interest in net income	$66,944

EQGP units
Publicly owned LP (9.9%)	$6,654
EQT owned LP (90.1%)	60,290
Limited Partner interest in net income	$66,944

Noncontrolling interest in EQT earnings
EQM publicly-owned LP units	$75,463
EQGP publicly-owned LP units	6,654
Net income attributable to noncontrolling interest	$82,117

Hedging

As of October 24, 2017, the approximate volumes and prices of the Company’s derivative commodity instruments hedging sales of produced gas for 2017 through 2019 were:

	2017(a)	2018	2019
NYMEX Swaps
Total Volume (Bcf)	120	189		19
Average Price per Mcf (NYMEX)	$3.35	$3.18		$3.12

Collars
Total Volume (Bcf)	6	18		−
Average Floor Price per Mcf (NYMEX)	$3.06	$3.16	$	−
Average Cap Price per Mcf (NYMEX)	$3.93	$3.63	$	−

(a)October through December 31

  The Company also sold calendar year 2017 and 2018 calls/swaptions for approximately 8 Bcf and 33 Bcf, respectively, at strike prices of $3.53 per Mcf and $3.47 per Mcf, respectively
  For 2017 and 2018, the Company sold puts for approximately 1 Bcf and 3 Bcf, respectively, at a strike price of $2.63 per Mcf
  The average price is based on a conversion rate of 1.05 MMBtu/Mcf

Operating Income (Loss)

The Company reports operating income (loss) by segment in this news release. Interest, income taxes, and unallocated expense are controlled on a consolidated, corporate-wide basis and are not allocated to the segments.

The following table reconciles operating income (loss) by segment, as reported in this news release, to the consolidated operating income reported in the Company’s financial statements:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(thousands)	2017	2016	2017	2016
Operating income (loss):
EQT Production	$12,082	$(15,465)	$322,277	$(468,678)
EQT Gathering	85,817	72,495	242,716	218,274
EQT Transmission	59,689	53,715	188,995	174,085
Unallocated expense	(19,894)	(2,288)	(35,856)	(12,515)
Operating income (loss)	$137,694	$108,457	$718,132	$(88,834)

Unallocated expenses consist primarily of compensation and administrative expenses, including Rice Energy acquisition-related costs.

Marcellus Horizontal Well Status (cumulative since inception)

	As of	As of	As of	As of	As of
	9/30/17	6/30/17	3/31/17**	12/31/16*	9/30/16*
Wells drilled (spud)	1,288	1,259	1,216	1,046	949
Wells online	1,060	1,028	1,013	875	816
Wells complete, not online	21	15	20	21	32
Wells drilled, uncompleted	207	216	183	150	101

*Includes wells acquired in 2016
**Includes wells acquired in Q1 2017

NON-GAAP DISCLOSURES

Adjusted Net Income (Loss) Attributable to EQT and Adjusted Earnings per Diluted Share (Adjusted EPS)

Adjusted net income (loss) attributable to EQT and adjusted EPS are non-GAAP supplemental financial measures that are presented because they are important measures used by management to evaluate period-to-period comparisons of earnings trends. Adjusted net income (loss) attributable to EQT and adjusted EPS should not be considered as alternatives to net income (loss) attributable to EQT or earnings per diluted share (EPS) presented in accordance with GAAP. Adjusted net income (loss) attributable to EQT as presented excludes the revenue impact of changes in the fair value of derivative instruments prior to settlement, pension settlement charges and Rice Energy acquisition costs. Management utilizes adjusted net income (loss) attributable to EQT to evaluate earnings trends because the measure reflects only the impact of settled derivative contracts; thus, the income from natural gas sales is not impacted by the often-volatile fluctuations in the fair value of derivatives prior to settlement. The measure also excludes other items that affect the comparability of results. Management believes that adjusted net income (loss) attributable to EQT as presented provides useful information for investors for evaluating period-over-period earnings.

The table below reconciles adjusted net income (loss) attributable to EQT and adjusted EPS with net income (loss) attributable to EQT and EPS as derived from the statements of consolidated operations to be included in EQT’s report on Form 10-Q for the quarter ended September 30, 2017.

	Three Months Ended
	September 30,
(thousands, except per share information)	2017	2016
Net income (loss) attributable to EQT, as reported	$23,340	$(8,016)
Add back / (deduct):
Rice Energy acquisition costs	17,593	−
Gain on derivatives not designated as hedges	(35,625)	(93,356)
Net cash settlements received on derivatives not designated as hedges	13,321	27,287
Premiums received (paid) for derivatives that settled during the period	537	(558)
Tax impact of non-GAAP items*	1,678	26,784
Adjusted net income (loss) attributable to EQT**	$20,844	$(47,859)
Diluted weighted average common shares outstanding	173,675	172,867
Diluted EPS, as adjusted	$0.12	$(0.28)
*	A tax rate of 40.2% was applied to the items under the caption “Add back (deduct)” for the three month periods ended September 30, 2017 and 2016. This represents the incremental deferred tax benefit (expense) that would have been incurred had these items been excluded from net income (loss) attributable to EQT.
**	Adjusted net income attributable to EQT includes favorable items impacting income tax expense for the three months ended September 30, 2017, of $29.7 million. This includes the favorable impact of the decrease in the estimated effective annual tax rate from 23.0% at June 30, 2017, to 19.5% at September 30, 2017, on pre-tax income attributable to the six months ended June 30, 2017, and $12.4 million of discrete benefit recorded in the three months ended September 30, 2017, related to refined estimates on the 2016 income tax return.

Operating Cash Flow and Adjusted Operating Cash Flow Attributable to EQT

Operating cash flow, adjusted operating cash flow attributable to EQT and adjusted operating cash flow attributable to EQT Production are non-GAAP supplemental financial measures that are presented as indicators of an oil and gas exploration and production company’s ability to internally fund exploration and development activities and to service or incur additional debt. EQT includes this information because management believes that changes in operating assets and liabilities relate to the timing of cash receipts and disbursements and therefore may not relate to the period in which the operating activities occurred. Adjusted operating cash flow attributable to EQT excludes the noncontrolling interest portion of EQT Midstream Partners (EQM) adjusted EBITDA (a non-GAAP supplemental financial measure reconciled below). Management believes that removing the impact on operating cash flows of the public unitholders of EQGP and EQM that is otherwise required to be consolidated in EQT’s results provides useful information to an EQT investor. As used in this news release, adjusted operating cash flow attributable to EQT Production means the EQT Production segment’s total operating revenues less the EQT Production segment’s cash operating expense, less gains (losses) on derivatives not designated as hedges, plus net cash settlements received (paid) on derivatives not designated as hedges, plus premiums received (paid) for derivatives that settled during the period, plus EQT Production asset impairments (if applicable). Operating cash flow, adjusted operating cash flow attributable to EQT and adjusted operating cash flow attributable to EQT Production should not be considered as alternatives to net cash provided by operating activities presented in accordance with GAAP. The table below reconciles operating cash flow and adjusted operating cash flow attributable to EQT with net cash provided by operating activities, as derived from the statements of condensed consolidated cash flows to be included in EQT’s report on Form 10-Q for the quarter ended September 30, 2017.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(thousands)	2017	2016	2017	2016
Net cash provided by operating activities	$402,378	$274,295	$1,211,372	$767,699
Add back / (deduct)
Changes in other assets and liabilities	(80,627)	(11,310)	(106,257)	29,508
Operating cash flow (a non-GAAP measure)	$321,751	$262,985	$1,105,115	$797,207
(Deduct) / add back:
EQT Midstream Partners adjusted EBITDA(1)	(170,498)	(136,036)	(504,400)	(415,743)
Cash distribution payable to EQT(2)	54,655	39,553	150,781	107,632
Adjusted operating cash flow attributable to EQT	$205,908	$166,502	$751,496	$489,096
(1)	EQT Midstream Partners adjusted EBITDA is a non-GAAP supplemental financial measure reconciled in this section
(2)	Cash distribution payable to EQT for the three and nine months ended September 30, 2017 and 2016, represents the distribution payable from EQGP to EQT related to the respective period.

EQT Production Adjusted Operating Revenues

The table below reconciles EQT Production adjusted operating revenues, a non-GAAP supplemental financial measure, to EQT Production total operating revenues, as reported in the EQT Production Results of Operations, its most directly comparable financial measure calculated in accordance with GAAP. Refer to the Financial Information by Business Segment footnote to be included in EQT’s report on Form 10-Q for the quarter ended September 30, 2017, for a reconciliation of EQT Production total operating revenues to EQT Corporation total operating revenues, as reported.

EQT Production adjusted operating revenues (also referred to as total natural gas & liquids sales, including cash settled derivatives) is presented because it is an important measure used by the Company’s management to evaluate period-over-period comparisons of earnings trends. EQT Production adjusted operating revenues as presented excludes the revenue impact of changes in the fair value of derivative instruments prior to settlement and the revenue impact of certain pipeline and net marketing services. Management utilizes EQT Production adjusted operating revenues to evaluate earnings trends because the measure reflects only the impact of settled derivative contracts and thus does not impact the revenue from natural gas sales with the often volatile fluctuations in the fair value of derivatives prior to settlement. EQT Production adjusted operating revenues also excludes "Pipeline and net marketing services" because management considers these revenues to be unrelated to the revenues for its natural gas and liquids production. EQT Production "Pipeline and net marketing services" includes revenues for gathering services provided to third-parties, as well as both the cost of and recoveries on third-party pipeline capacity not used for EQT Production sales volume. Management further believes that EQT Production adjusted operating revenues, as presented, provide useful information to investors for evaluating period-over-period earnings trends.

Calculation of EQT Production Adjusted Operating Revenue	Three Months Ended September 30,		Nine Months Ended September 30,
$ in thousands (unless noted)	2017	2016	2017	2016
EQT Production total operating revenues, as reported on segment page	$597,718	$508,092	$2,057,481	$1,068,752
(Deduct) / add back:
(Gain) loss on derivatives not designated as hedges	(35,625)	(93,356)	(222,693)	32,342
Net cash settlements received (paid) on derivatives not designated as hedges	13,321	27,287	(6,837)	222,516
Premiums received (paid) for derivatives that settled during the period	537	(558)	1,595	(1,574)
Pipeline and net marketing services	(9,140)	(10,797)	(31,656)	(28,196)
EQT Production adjusted operating revenue, a non-GAAP measure	$566,811	$430,668	$1,797,890	$1,293,840
Total sales volumes (MMcfe)	205,067	196,085	593,081	560,568

Average realized price ($/Mcfe)	$2.76	$2.20	$3.03	$2.31

EQT Production Adjusted Operating (Loss) Income

The table below reconciles EQT Production adjusted operating (loss) income, a non-GAAP supplemental financial measure, to EQT Production operating income (loss), as reported in the EQT Production Results of Operations. Refer to the Operating Income (Loss) section in this news release for a reconciliation of EQT Production total operating income (loss) to EQT Corporation total operating income (loss), as reported.

EQT Production adjusted operating (loss) income is presented because it is an important measure used by EQT’s management to evaluate period-over-period comparisons of earnings trends. EQT Production adjusted operating (loss) income should not be considered as an alternative to EQT Corporation operating income (loss) presented in accordance with GAAP. EQT Production adjusted operating (loss) income as presented excludes the revenue impact of changes in the fair value of derivative instruments prior to settlement. Management utilizes EQT Production adjusted operating (loss) income to evaluate earnings trends because the measure reflects only the impact of settled derivative contracts and thus the income from natural gas sales is not impacted by the often volatile fluctuations in the fair value of derivatives prior to settlement. The measure also excludes other items that affect the comparability of results. Management believes that EQT Production adjusted operating (loss) income as presented provides useful information for investors for evaluating period-over-period earnings.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(thousands)	2017	2016	2017	2016
EQT Production operating income (loss), as reported on segment page	$12,082	$(15,465)	$322,277	$(468,678)
(Deduct) / add back:
(Gain) loss on derivatives not designated as hedges	(35,625)	(93,356)	(222,693)	32,342
Net cash settlements received (paid) on derivatives not designated as hedges	13,321	27,287	(6,837)	222,516
Premiums received (paid) for derivatives that settled during the period	537	(558)	1,595	(1,574)
Pension settlement charges	−	−	−	9,403
Restructuring charges	−	−	−	4,360
EQT Production adjusted operating (loss) income	$(9,685)	$(82,092)	$94,342	$(201,631)

EQT Midstream Partners Adjusted EBITDA

As used in this news release, EQT Midstream Partners adjusted EBITDA means EQM’s net income plus EQM’s net interest expense, depreciation and amortization expense, income tax expense (if applicable), preferred interest payments received post-conversion, and non-cash long-term compensation expense less EQM’s equity income, AFUDC-equity, pre-acquisition capital lease payments for Allegheny Valley Connector, LLC (AVC), and adjusted EBITDA of assets prior to acquisition. EQT Midstream Partners adjusted EBITDA is a non-GAAP supplemental financial measure that management and external users of EQT’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, use to assess the effects of the noncontrolling interests in relation to:

  EQT's operating performance as compared to other companies in its industry;
  the ability of EQT's assets to generate sufficient cash flow to make distributions to its investors;
  EQT's ability to incur and service debt and fund capital expenditures; and
  the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

EQT believes that EQT Midstream Partners adjusted EBITDA provides useful information to investors in assessing EQT's financial condition and results of operations. EQT Midstream Partners adjusted EBITDA should not be considered as an alternative to EQM’s net income, operating income, or any other measure of financial performance or liquidity presented in accordance with GAAP. EQT Midstream Partners adjusted EBITDA has important limitations as an analytical tool because it excludes some, but not all, items that affect EQM's net income. Additionally, because EQT Midstream Partners adjusted EBITDA may be defined differently by other companies in EQT's or EQM's industries, the definition of EQT Midstream Partners adjusted EBITDA may not be comparable to similarly titled measures of other companies, thereby diminishing the utility of the measure. The table below reconciles EQT Midstream Partners adjusted EBITDA with EQM’s net income, as derived from the statements of consolidated operations to be included in EQM’s report on Form 10-Q for the quarter ended September 30, 2017.

EQM is unable to provide a reconciliation of projected EQT Midstream Partners adjusted EBITDA to projected EQM net income, the most comparable financial measure calculated in accordance with GAAP, because EQM does not provide guidance with respect to the intra-year timing of its or Mountain Valley Pipeline, LLC’s capital spending, which impact AFUDC-debt and equity as well as equity earnings, among other items, that are reconciling items between EQT Midstream Partners adjusted EBITDA and EQM net income. The timing of capital expenditures is volatile as it depends on weather, regulatory approvals, contractor availability, system performance and various other items. EQM provides a range for the forecasts of EQM net income and EQT Midstream Partners adjusted EBITDA to allow for the variability in the timing of capital spending and the impact on the related reconciling items, many of which interplay with each other. Therefore, the reconciliation of projected EQT Midstream Partners adjusted EBITDA to projected EQM net income is not available without unreasonable effort.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(thousands, unless noted)	2017	2016	2017	2016
Net income	$142,938	$133,660	$425,273	$402,254
Add back:
Net interest expense	9,426	2,802	26,014	11,448
Depreciation and amortization expense	22,244	14,639	64,191	43,177
Income tax expense	−	3,227	−	10,147
Preferred interest payments received post conversion	2,746	−	8,238	−
Non-cash long-term compensation expense	−	−	225	195
Less:
Equity income	(6,025)	(2,700)	(15,413)	(6,139)
AFUDC - equity	(831)	(8,003)	(4,128)	(16,733)
Pre-acquisition capital lease payments for AVC	−	(3,786)	−	(17,186)
Adjusted EBITDA attributable to the assets prior to acquisition	−	(3,803)	−	(11,420)
EQT Midstream Partners Adjusted EBITDA	$170,498	$136,036	$504,400	$415,743

Third quarter 2017 Webcast Information

The Company's conference call with securities analysts begins at 10:30 a.m. ET today and will be broadcast live via the Company's web site at www.eqt.com, and on the investor information page of the Company’s web site at ir.eqt.com, with a replay available for seven days following the call.

EQT Midstream Partners, LP and EQT GP Holdings, LP, for which EQT Corporation is the parent company, will also host a joint conference call with security analysts today, beginning at 11:30 a.m. ET. The call will be broadcast live via www.eqtmidstreampartners.com, with a replay available for seven days following the call.

About EQT Corporation:

EQT Corporation is an integrated energy company with emphasis on Appalachian area natural gas production, gathering, and transmission. With more than 125 years of experience, EQT continues to be a leader in the use of advanced horizontal drilling technology – designed to minimize the potential impact of drilling-related activities and reduce the overall environmental footprint. Through safe and responsible operations, the Company is committed to meeting the country’s growing demand for clean-burning energy, while continuing to provide a rewarding workplace and enrich the communities where its employees live and work. EQT also owns a 90% limited partner interest in EQT GP Holdings, LP. EQT GP Holdings, LP owns the general partner interest, all of the incentive distribution rights, and a portion of the limited partner interests in EQT Midstream Partners, LP.

Visit EQT Corporation at www.EQT.com.

EQT Management speaks to investors from time-to-time and the analyst presentation for these discussions, which is updated periodically, is available via the Company’s investor relations website at http://ir.eqt.com.

About EQT Midstream Partners:

EQT Midstream Partners, LP is a growth-oriented limited partnership formed by EQT Corporation to own, operate, acquire, and develop midstream assets in the Appalachian Basin. The Partnership provides midstream services to EQT Corporation and third-party companies through its strategically located transmission, storage, and gathering systems that service the Marcellus and Utica regions. The Partnership owns approximately 950 miles of FERC-regulated interstate pipelines; and also owns approximately 1,800 miles of high- and low-pressure gathering lines.

Visit EQT Midstream Partners, LP at www.eqtmidstreampartners.com.

About EQT GP Holdings:

EQT GP Holdings, LP is a limited partnership that owns the general partner interest, all of the incentive distribution rights, and a portion of the limited partner interests in EQT Midstream Partners, LP. EQT GP Holdings, LP is a limited partnership that owns the general partner interest, all of the incentive distribution rights, and a portion of the limited partner interests in EQT Midstream Partners, LP. EQT Corporation owns the general partner interest and a 90% limited partner interest in EQT GP Holdings, LP.

Visit EQT GP Holdings, LP at www.eqtmidstreampartners.com.

Cautionary Statements

The United States Securities and Exchange Commission (SEC) permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable and possible reserves that a company anticipates as of a given date to be economically and legally producible and deliverable by application of development projects to known accumulations. We use certain terms, such as “EUR” (estimated ultimate recovery) and “3P” (proved, probable and possible), that the SEC’s guidelines prohibit us from including in filings with the SEC. These measures are by their nature more speculative than estimates of reserves prepared in accordance with SEC definitions and guidelines and accordingly are less certain.

Total sales volume per day (or daily production) is an operational estimate of the daily production or sales volume on a typical day (excluding curtailments).

Disclosures in this news release contain certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Statements that do not relate strictly to historical or current facts are forward-looking. Without limiting the generality of the foregoing, forward-looking statements contained in this news release specifically include the expectations of plans, strategies, objectives and growth and anticipated financial and operational performance of the Company and its subsidiaries, including guidance regarding the Company’s strategy to develop its reserves; drilling plans and programs (including the number, type, average length-of-pay or lateral length and location of wells to be drilled and number and type of drilling rigs); projected natural gas prices, basis and average differential; total resource potential, reserves and EUR; projected Company and third party production sales volume and growth rates (including liquids sales volume and growth rates); projected unit costs and well costs; projected pipeline and net marketing services revenues; projected gathering and transmission volume and growth rates; the Company’s access to, and timing of, capacity on pipelines; infrastructure programs (including the timing, cost and capacity of the transmission and gathering expansion projects); the cost, timing of regulatory approvals and anticipated in-service date of the Mountain Valley Pipeline (MVP) project; the ultimate terms, partners and structure of the MVP joint venture; technology (including drilling and completion techniques); acquisition transactions; the Company’s ability to complete, and the timing of, the Company’s acquisition of Rice Energy, and the Company’s ability to achieve the anticipated synergies from the transaction; monetization transactions, including asset sales, joint ventures or other transactions involving the Company’s assets; the projected cash flows resulting from the Company’s limited partner interests in EQGP; internal rate of return (IRR) and returns per well; projected capital contributions and expenditures; potential future impairments of the Company’s assets; liquidity and financing requirements, including funding sources and availability; changes in the Company’s or EQM’s credit ratings; projected net income attributable to noncontrolling interests, adjusted operating cash flow attributable to EQT, adjusted operating cash flow attributable to EQT Production, EBITDA, revenues and cash-on-hand; hedging strategy; the effects of government regulation and litigation; projected dividend and distribution amounts and rates; and tax position and projected effective tax rate. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The Company has based these forward-looking statements on current expectations and assumptions about future events. While the Company considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond the Company’s control. The risks and uncertainties that may affect the operations, performance and results of the Company’s business and forward-looking statements include, but are not limited to, those set forth under Item 1A, “Risk Factors,” of the Company’s Form 10-K for the year ended December 31, 2016 as filed with the SEC, as updated by any subsequent Form 10-Qs.

Any forward-looking statement speaks only as of the date on which such statement is made and the Company does not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

Information in this news release regarding EQGP and its subsidiaries, including EQM, is derived from publicly available information published by the partnerships.

Important Additional Information

In connection with the proposed transaction, EQT has filed with the SEC a registration statement on Form S-4 that contains a joint proxy statement of EQT and Rice Energy Inc. (Rice) and also constitutes a prospectus of EQT. The registration statement was declared effective by the SEC on October 12, 2017 and EQT and Rice commenced mailing the definitive joint proxy statement/prospectus to their respective shareholders on or about October 12, 2017. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. SHAREHOLDERS OF EQT AND STOCKHOLDERS OF RICE ARE URGED TO READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. Investors may obtain a free copy of the registration statement and the joint proxy statement/prospectus, as well as other filings containing information about EQT and Rice, without charge, at the SEC’s website (http://www.sec.gov). Copies of the documents filed with the SEC by EQT can be obtained, without charge, by directing a request to Investor Relations, EQT Corporation, EQT Plaza, 625 Liberty Avenue, Pittsburgh, Pennsylvania 15222-3111, Tel. No. (412) 553-5700. Copies of the documents filed with the SEC by Rice can be obtained, without charge, by directing a request to Investor Relations, Rice Energy Inc., 2200 Rice Drive, Canonsburg, Pennsylvania 15317, Tel. No. (724) 271-7200.

Participants in the Solicitation

EQT, Rice, and certain of their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding EQT’s directors and executive officers is available in its definitive proxy statement, which was filed with the SEC on February 17, 2017, and certain of its Current Reports on Form 8-K. Information regarding Rice’s directors and executive officers is available in its definitive proxy statement, which was filed with the SEC on April 17, 2017, and certain of its Current Reports on Form 8-K. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the definitive joint proxy statement/prospectus of EQT and Rice and other relevant materials filed with the SEC. Free copies of this document may be obtained as described in the preceding paragraph.

EQT CORPORATION AND SUBSIDIARIES
Statements of Consolidated Operations

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
	(Thousands except per share amounts)
Revenues:
Sales of natural gas, oil and NGLs	$552,953	$403,939	$1,803,132	$1,072,898
Pipeline and net marketing services	71,735	59,431	222,904	188,770
Gain (loss) on derivatives not designated as hedges	35,625	93,356	222,693	(32,342)
Total operating revenues	660,313	556,726	2,248,729	1,229,326

Operating expenses:
Transportation and processing	136,219	89,883	404,743	251,283
Operation and maintenance	20,604	18,198	61,471	51,687
Production	39,630	38,999	129,812	126,092
Exploration	2,436	2,671	9,039	9,385
Selling, general and administrative	77,170	61,430	206,237	196,765
Depreciation, depletion and amortization	246,560	237,088	719,295	682,948
Total operating expenses	522,619	448,269	1,530,597	1,318,160

Operating income (loss)	137,694	108,457	718,132	(88,834)

Other income	6,859	10,715	16,878	23,199
Interest expense	50,377	35,984	137,110	108,469
Income (loss) before income taxes	94,176	83,188	597,900	(174,104)
Income tax (benefit) expense	(11,281)	13,084	119,093	(151,826)
Net income (loss)	105,457	70,104	478,807	(22,278)
Less: Net income attributable to noncontrolling interests	82,117	78,120	250,349	238,747
Net income (loss) attributable to EQT Corporation	$23,340	$(8,016)	$228,458	$(261,025)

Earnings per share of common stock attributable to EQT Corporation:
Basic:
Weighted average common stock outstanding	173,476	172,867	173,368	165,197
Net income (loss)	$0.13	$(0.05)	$1.32	$(1.58)

Diluted:
Weighted average common stock outstanding	173,675	172,867	173,572	165,197
Net income (loss)	$0.13	$(0.05)	$1.32	$(1.58)
Dividends declared per common share	$0.03	$0.03	$0.09	$0.09

EQT CORPORATION AND SUBSIDIARIES
PRICE RECONCILIATION

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
in thousands (unless noted)	2017	2016	2017	2016
NATURAL GAS
Sales volume (MMcf)	176,311	175,191	508,457	508,206
NYMEX price ($/MMBtu) (a)	$3.00	$2.81	$3.16	$2.29
Btu uplift	0.30	0.27	0.28	0.21
Natural gas price ($/Mcf)	$3.30	$3.08	$3.44	$2.50

Basis ($/Mcf) (b)	(0.81)	(1.21)	(0.53)	(0.80)
Cash settled basis swaps (not designated as hedges) ($/Mcf)	(0.04)	–	(0.02)	0.05
Average differential, including cash settled basis swaps ($/Mcf)	$(0.85)	$(1.21)	$(0.55)	$(0.75)

Average adjusted price ($/Mcf)	$2.45	$1.87	$2.89	$1.75
Cash settled derivatives (cash flow hedges) ($/Mcf)	0.01	0.14	0.01	0.14
Cash settled derivatives (not designated as hedges) ($/Mcf)	0.13	0.15	0.01	0.38
Average natural gas price, including cash settled derivatives ($/Mcf)	$2.59	$2.16	$2.91	$2.27

Natural gas sales, including cash settled derivatives	$456,347	$378,484	$1,484,711	$1,155,898

LIQUIDS
NGLs (excluding ethane):
Sales volume (MMcfe) (c)	19,054	16,803	55,089	44,897
Sales volume (Mbbls)	3,176	2,799	9,182	7,482
Price ($/Bbl)	$29.81	$14.82	$28.33	$15.26
Cash settled derivatives (not designated as hedges) ($/Bbl)	(0.44)	–	(0.43)	–
Average NGL price, including cash settled derivatives ($/Bbl)	$29.37	$14.82	$27.90	$15.26

NGL sales	$93,273	$41,508	$256,123	$114,188
Ethane:
Sales volume (MMcfe) (c)	8,226	2,967	24,970	4,144
Sales volume (Mbbls)	1,371	495	4,162	691
Price ($/Bbl)	$5.92	$8.02	$6.45	$8.09
Ethane sales	$8,119	$3,966	$26,858	$5,590
Oil:
Sales volume (MMcfe) (c)	1,476	1,124	4,565	3,321
Sales volume (Mbbls)	246	188	761	554
Price ($/Bbl)	$36.86	$35.81	$39.69	$32.81
Oil sales	$9,072	$6,710	$30,198	$18,164

Total liquids sales volume (MMcfe) (c )	28,756	20,894	84,624	52,362
Total liquids sales volume (Mbbls)	4,793	3,482	14,105	8,727

Liquids sales	$110,464	$52,184	$313,179	$137,942

TOTAL PRODUCTION
Total natural gas & liquids sales, including cash settled derivatives (d)	$566,811	$430,668	$1,797,890	$1,293,840
Total sales volume (MMcfe)	205,067	196,085	593,081	560,568

Average realized price ($/Mcfe)	$2.76	$2.20	$3.03	$2.31
(a)	The Company’s volume weighted NYMEX natural gas price (actual average NYMEX natural gas price ($/MMBtu) was $3.00 and $2.81 for the three months ended September 30, 2017 and 2016, respectively, and $3.17 and $2.29 for the nine months ended September 30, 2017 and 2016, respectively).
(b)	Basis represents the difference between the ultimate sales price for natural gas and the NYMEX natural gas price.
(c)	NGLs, ethane and crude oil were converted to Mcfe at the rate of six Mcfe per barrel for all periods.
(d)	Also referred to in this report as EQT Production adjusted operating revenues, a non-GAAP supplemental financial measure.

EQT PRODUCTION
RESULTS OF OPERATIONS

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
OPERATIONAL DATA

Sales volume detail (MMcfe):
Marcellus (a)	181,650	171,468	523,122	486,439
Other (b)	23,417	24,617	69,959	74,129
Total production sales volumes (c)	205,067	196,085	593,081	560,568

Average daily sales volumes (MMcfe/d)	2,229	2,131	2,172	2,046

Average realized price ($/Mcfe)	$2.76	$2.20	$3.03	$2.31

Gathering to EQT Gathering ($/Mcfe)	$0.47	$0.46	$0.48	$0.49
Transmission to EQT Transmission ($/Mcfe)	$0.23	$0.19	$0.23	$0.19
Third party gathering and transmission ($/Mcfe)	$0.45	$0.29	$0.46	$0.29
Processing ($/Mcfe)	$0.22	$0.17	$0.23	$0.16
Lease operating expenses (LOE), excluding production taxes ($/Mcfe)	$0.13	$0.14	$0.13	$0.15
Production taxes ($/Mcfe)	$0.07	$0.05	$0.09	$0.07
Production depletion ($/Mcfe)	$1.03	$1.06	$1.03	$1.06

Depreciation, depletion and amortization (DD&A) (thousands):
Production depletion	$210,393	$207,120	$613,379	$594,408
Other DD&A	13,710	13,648	41,032	40,845
Total DD&A	$224,103	$220,768	$654,411	$635,253

Capital expenditures (thousands) (d)	449,303	622,856	1,850,482	1,094,747

FINANCIAL DATA (thousands)

Revenues:
Sales of natural gas, oil and NGLs	$552,953	$403,939	$1,803,132	$1,072,898
Pipeline and net marketing services	9,140	10,797	31,656	28,196
Gain (loss) on derivatives not designated as hedges	35,625	93,356	222,693	(32,342)
Total operating revenues	597,718	508,092	2,057,481	1,068,752

Operating expenses:
Gathering	116,921	103,231	334,801	307,682
Transmission	119,729	81,456	354,534	235,196
Processing	44,166	33,332	133,745	88,429
LOE, excluding production taxes	26,177	28,303	77,522	84,510
Production taxes	13,453	10,696	52,290	41,582
Exploration	2,437	2,670	9,040	9,384
Selling, general and administrative (SG&A)	38,650	43,101	118,861	135,394
DD&A	224,103	220,768	654,411	635,253
Total operating expenses	585,636	523,557	1,735,204	1,537,430
Operating income (loss)	$12,082	$(15,465)	$322,277	$(468,678)
(a)	Includes Upper Devonian wells.
(b)	Includes 2,267 and 3,847 MMcfe of Utica sales volume for the three months ended September 30, 2017 and 2016, respectively, and 7,239 and 11,641 MMcfe of Utica sales volume for the nine months ended September 30, 2017 and 2016, respectively.
(c)	NGLs, ethane and crude oil were converted to Mcfe at the rate of six Mcfe per barrel for all periods.
(d)	Expenditures for segment assets in the EQT Production segment included $52.1 million and $30.1 million for general leasing activity during the three months ended September 30, 2017 and 2016, respectively, and $147.0 million and $98.2 million for general leasing activity during the nine months ended September 30, 2017 and 2016, respectively. The three and nine months ended September 30, 2017 includes $7.8 million and $819.0 million of cash capital expenditures, respectively for acquisitions. The three and nine months ended September 30, 2016 includes $412.3 million of cash capital expenditures for acquisitions. During the nine months ended September 30, 2017 and 2016, the Company also incurred $7.5 million and $6.2 million of non-cash capital expenditures for acquisitions.

EQT GATHERING
RESULTS OF OPERATIONS

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
FINANCIAL DATA	(Thousands, other than per day amounts)
Firm reservation fee revenues	$ 104,772	$ 83,560	$ 300,901	$ 249,127
Volumetric based fee revenues:
Usage fees under firm contracts (a)	7,873	10,024	19,173	31,515
Usage fees under interruptible contracts	3,877	5,557	10,922	16,663
Total volumetric based fee revenues	11,750	15,581	30,095	48,178
Total operating revenues	116,522	99,141	330,996	297,305

Operating expenses:
Operating and maintenance	10,219	9,672	31,082	27,740
SG&A	10,503	9,311	28,800	28,771
Depreciation and amortization	9,983	7,663	28,398	22,520
Total operating expenses	30,705	26,646	88,280	79,031

Operating income	$ 85,817	$ 72,495	$ 242,716	$ 218,274

OPERATIONAL DATA
Gathered volumes (BBtu per day)
Firm capacity reservation	1,838	1,563	1,783	1,506
Volumetric based services (b)	370	451	292	463
Total gathered volumes	2,208	2,014	2,075	1,969

Capital expenditures	$ 48,182	$ 88,390	$ 150,728	$ 247,755
(a)	Includes fees on volumes gathered in excess of firm contracted capacity.
(b)	Includes volumes gathered under interruptible contracts and volumes gathered in excess of firm contracted capacity.

EQT TRANSMISSION
RESULTS OF OPERATIONS

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
FINANCIAL DATA	(Thousands, other than per day amounts)
Firm reservation fee revenues	$ 84,438	$ 59,610	$ 256,224	$ 190,003
Volumetric based fee revenues:
Usage fees under firm contracts (a)	3,427	14,600	9,787	42,274
Usage fees under interruptible contracts	2,806	3,421	12,578	11,018
Total volumetric based fee revenues	6,233	18,021	22,365	53,292
Total operating revenues	90,671	77,631	278,589	243,295

Operating expenses:
Operating and maintenance	10,385	8,526	30,389	23,947
SG&A	8,336	8,414	23,412	24,606
Depreciation and amortization	12,261	6,976	35,793	20,657
Total operating expenses	30,982	23,916	89,594	69,210

Operating income	$ 59,689	$ 53,715	$ 188,995	$ 174,085

OPERATIONAL DATA
Transmission pipeline throughput (BBtu per day)	2,517	1,440	2,288	1,515
Firm capacity reservation	21	610	22	556
Volumetric based services (b)	2,538	2,050	2,310	2,071
Total transmission pipeline throughput

Average contracted firm transmission reservation commitments (BBtu per day)
	3,474	2,365	3,519	2,591

Capital expenditures	$ 22,312	$ 77,940	$ 73,679	$ 253,957
(a)	Includes commodity charges and fees on all volumes transported under firm contracts as well as transmission fees on volumes in excess of firm contracted capacity.
(b)	Includes volumes transported under interruptible contracts and volumes transported in excess of firm contracted capacity.

CONTACT:
EQT analyst inquiries please contact:
Patrick Kane – Chief Investor Relations Officer, 412-553-7833
pkane@eqt.com
or
EQT Midstream Partners / EQT GP Holdings analyst inquiries please contact:
Nate Tetlow – Investor Relations Director, 412-553-5834
ntetlow@eqt.com
or
Media inquiries please contact:
Natalie Cox – Corporate Director, Communications, 412-395-3941
ncox@eqt.com